SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		March 16, 2011

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
 (Address of principal executive offices)         (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective March 16, 2011, the board of directors of Chemung Financial Corporation (the “Company”) unanimously elected Bruce W. Boyea as a director of the Company. Mr. Boyea’s initial term as a director will expire at the 2011 Annual Meeting of Shareholders, at which meeting he has been nominated to serve for a term expiring in 2014. Mr. Boyea will also serve as a director of Chemung Canal Trust Company (the “Bank”) and has been appointed to serve on the Trust and Employee Benefits Committee and the Asset Liability Committee of the Bank.

There are no arrangements or understandings between Mr. Boyea and any other person pursuant to which he was selected as a director of the Company.

A copy of the press release, dated March 21, 2011, announcing the appointment of Mr. Boyea to the Board is furnished as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.
99.1	Press Release of Chemung Financial Corporation dated March 21, 2011

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

March 21, 2011	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer